EXHIBIT 99.1

NEWS RELEASE

Halcón Resources and GeoResources Announce Record Dates and

Meeting Dates for Special Meetings of Stockholders

HOUSTON, TEXAS – June 28, 2012 – Halcón Resources Corporation (NYSE: HK) (“Halcón”) and GeoResources, Inc. (NASDAQ: GEOI) (“GeoResources”), today announced that each has set a record date and a meeting date for their special meetings of stockholders to consider and act upon the previously announced Agreement and Plan of Merger, dated as of April 24, 2012, by and among Halcón, Leopard Sub I, Inc., Leopard Sub II, LLC and GeoResources.

Halcón stockholders of record at the close of business on Monday, June 18, 2012, will be entitled to receive the notice of, and to vote at, the Halcón special meeting. The Halcón special meeting will be held on Tuesday, July 31, 2012, at 10:00 a.m., local time, at the principal executive offices of Halcón located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

GeoResources stockholders of record at the close of business on Monday, June 18, 2012, will be entitled to receive the notice of, and to vote at, the GeoResources special meeting. The GeoResources special meeting will be held on Tuesday, July 31, 2012, at 10:00 a.m., local time, at the principal executive offices of GeoResources located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast and Williston Basin.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain shareholder or other approvals required for the transaction or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to integrate and realize expected value from acquisitions on a timely basis, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Halcón’s annual report on Form 10-K for the year ended December 31, 2011 and GeoResources’ annual report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A) for the year ended December 31, 2011, recent quarterly reports on Form 10-Q and recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect the business, results of operations and financial condition. Halcón and GeoResources undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information about the Transaction and Where to Find It

In connection with the proposed merger, Halcón has filed with the SEC, and the SEC declared effective on June 27, 2012, a registration statement on Form S-4, that includes a joint proxy statement/prospectus which provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Halcón or GeoResources may file with the SEC or send to their stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS LATER FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Halcón and GeoResources with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Halcón at Halcón Resources Corporation, Attention: Investor Relations, 1000 Louisiana St., Suite 6700, Houston, Texas 77002, (832) 538-0314, or by contacting GeoResources at GeoResources, Inc., Attention: Investor Relations, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, (281) 377-9716.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

Halcón, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Halcón and GeoResources in respect of the proposed transaction. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials that may be later filed with the SEC if and when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Halcón or GeoResources using the sources indicated above.

Contacts:

Halcón Resources Corporation

Scott M. Zuehlke

VP, Investor Relations

(832) 538-0314

GeoResources, Inc.

Quentin Hicks

Director of Acquisitions and Financial Planning

(281) 377-9716